EXHIBIT 99.1

FILED
Electronically
CV21-00951
2021-06-30 01:26:39 PM
Alicia L. Lerud
Clerk of the Court
Transaction # 8520787

IN THE SECOND JUDICIAL DISTRICT COURT, STATE OF NEVADA

IN AND FOR WASHOE COUNTY

ALPHARIDGE CAPITAL LLC, a California limited liability company,

Plaintiff,

vs.

TONNER-ONE WORLD HOLDINGS, INC., a Nevada corporation; and DOE OFFICERS AND DIRECTORS 1 through 20,

Defendant.

Case No.: CV21-00951
Dept. No.: B6

MARQUIS AURBACH COFFING
10001 Park Run Drive
Las Vegas, Nevada 89145
(702) 382-0711 FAX: (702) 382-5816

ORDER

Pursuant to the June 28, 2021 stipulation between the parties, on file herein, the Court hereby FINDS and ORDERS as follows:

1. That on May 21, 2021, Alpharidge filed its Complaint for Appointment of Custodian and for Injunctive Relief ("Complaint");

2. That on May 21, 2021, Alpharidge filed an Emergency Motion for Appointment of Custodian, Temporary Restraining Order and Mandatory Injunctive Relief ("Motion");

3. That on May 24, 2021, Tonner's status with the Nevada Secretary of State's Office was reinstated to active;

4. That on June 15, 2021, this Court entered an order granting Alpharidge's Motion ("Order");

5. That on June 14, 2021, Tonner filed a Form 15 with the SEC making Tonner a voluntary filer;

6. That there is no longer a threat of irreparable harm to Tonner that would necessitate or justify a custodian or any injunctive relief at this time;

7. That the Order appointing Alpharidge as custodian be vacated;

8. That the TRO enjoining Tonner and its officers be vacated;

9. That the $5,000 bond posted by Alpharidge be released by the Clerk of the Second Judicial District Court to Alpharidge in full;

10. That Alpharidge voluntarily dismisses its Complaint with prejudice;

11. That Alpharidge and Tonner have entered into a settlement and mutual release agreement; and

12. That each party bear its own attorney's fees and costs incurred in this matter.

IT IS SO ORDERED.

DISTRICT JUDGE

Submitted by:

MARQUIS AURBACH COFFING

By:/s/ *Alexander Calaway*
Chad F. Clement, Esq.
Nevada Bar No. 12192
Alex K. Calaway, Esq.
Nevada Bar No. 15188
10001 Park Run Drive
Las Vegas, Nevada 89145
Attorneys for Defendant

MARQUIS AURBACH COFFING
10001 Park Run Drive
Las Vegas, Nevada 89145
(702) 382-0711 FAX: (702) 382-5816